UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                (AMENDMENT NO. 3)

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Check the appropriate box:

    / / Preliminary Information Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule
        14c-5(d)(2))
    /X/ Definitive Information Statement

                               KAIRE HOLDINGS INC.
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

    /X/ No fee required.
    / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4)  Proposed maximum aggregate value of transaction:



/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                              KAIRE HOLDINGS, INC.
                               8135 Clybourn Ave.
                          Sun Valley, California 91352

                    NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

                                  June 20, 2003

To Shareholders of Kaire Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated March 28, 2003, in lieu of a special meeting of the shareholders. The following actions will be effective on or about July, 10, 2003:

     1. Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock.

     2. The ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year.

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.


                                         By Order of the Board of Directors,

                                         /s/ Steven Westlund
                                             ---------------
                                             Steven Westlund, Chief Executive
                                             Officer and Sole Director.

                              KAIRE HOLDINGS, INC.
                               8135 Clybourn Ave.
                          Sun Valley, California 91352


                              INFORMATION STATEMENT
                         WRITTEN CONSENT OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by KAIRE HOLDINGS INC., a Delaware corporation, in connection with certain actions to be taken by the written consent by the majority shareholders of Kaire holdings, dated March 28, 2003.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS June 20, 2003.

We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on July 10, 2003.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

     1. Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock.

     2. The ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year.


Shareholders of record at the close of business on March 28, 2003 (the "Record Date") are entitled to notice of the action to be effective on or about July 30, 2003. As of the Record Date, our authorized capitalization consisted of 900,000,000 shares of common stock, par value $0.001 per share, of which 880,484,863 were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated March 28, 2003; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Shareholders of record at the close of business on March 28th, 2003 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 8135 Clybourn Ave., Sun Valley, California 91352 and the Company's telephone number is (818) 255-4996.

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

The General Corporate Law of Delaware does not provide for dissenter's rights of appraisal in connection with the proposed actions.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.


                    MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents contain:

     (i) A Resolution dated March 28, 2003, to amend the Certificate of Incorporation in order to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock and ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year.

Shareholders representing 52.0% of the votes of the currently issued and outstanding shares of Common Stock have executed the Written Consents, thereby ensuring the stock combination. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of March 28, 2003:


                                            Common Shr's     Votes/Shr.   Common Votes  % of Total
                                                                                           Votes
------------------------------------------  ----------------------------  ------------------------
Total Common Issued and Outstanding
                  Votes Possible                                    1       880,484,683    100.00%
Votes by Written Consent For Reverse Split
Beneficial Owner
--------------------------------------------------------------------------------------------------
Steven Westlund                                4,000,000            1         4,000,000        .4%
George R. LeFevre                             55,000,000            1        55,000,000       6.2%
Scott Absher                                  55,000,000            1        55,000,000       6.2%
Richard D. McKinley (ENTR Shares)            250,000,000            1       250,000,000      28.4%
Randy Jones                                    8,666,666            1         8,666,666       1.0%
Jay Isco                                       2,000,000            1         2,000,000        .2%
Owen Naccarato                                57,666,666            1        57,666,666       6.5%
Joseph Maleki                                  3,500,000            1         3,500,000        .4%
Mike Isco                                     12,500,000            1        12,500,000       1.4%
Stash Trust                                   10,333,333            1        10,333,333       1.2%
                                             -----------                   ------------      -----
Total                                        458,666,665            1       458,666,665      52.0%

                                  VOTE REQUIRED

     As of March 28, 2003 (the dates of the Written Consents), 880,484,863 shares of Common Stock were issued and outstanding with votes of 880,484,683 votes thus, Stockholders representing no less than 440,242,432 votes from Common Stock, were required to execute the Written Consents to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," shareholders owning approximately 454,666,665 votes, or 52.0% of the votes of Common Stock, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the stock combination.

PURPOSES OF THE REVERSE SPLIT

     One purpose for the Reverse Split would be to provide enough shares for the conversion of our outstanding convertible debt. As of the date of this proxy there are not enough authorized shares available to convert our outstanding convertible debt. A reverse split would reduce the number of the shares outstanding thus providing more shares to be available for the conversion of our convertible debt.

     Another purpose of the Reverse Split would be to increase the market price of our Common Stock which may facilitate the conversion of the outstanding convertible notes by requiring a fewer number of shares to retire the debt. The convertible notes are converted at a discount applied to Kaire's common stock market price at the time of conversion, thus the higher the stock price, the higher (or more beneficial) the conversion rate. The higher the conversion rate, fewer shares on future conversions would be required to convert the convertible note into common shares.

     We believe the low price of our common stock has reduced the possibility of its use, or instruments convertible into it, or exercisable into it to raise working capital, or as consideration for potential acquisitions. Kaire's Common Stock trades on the NASDAQ OTC:BB under the symbol KAHI. It trades at prices ranging from approximately $0.0021 to approximately $0.28 from July 1, 2001 through December 31, 2002 and recently as low as $0.0003 per share. Many brokerage firms are reluctant to recommend low priced stock to their clients. In addition, some investors consider investing in a low-priced stock is to risky due to the greater volatility that is sometimes associated with these stocks. We believe a reverse split may increase the market price of our stock which may help in overcoming some of these issues thus making our common stock a more viable tool to attract working capital and as a form of consideration for potential acquisitions.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL BE ABLE TO MAINTAIN ITS MARKET PRICE PER SHARE AND THUS UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

     The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. However, shares issued in connection with the conversion of remaining debt, or for working capital, or acquisitions, would most likely dilute the value of shares held by individual shareholders. There are no anti-dilution protections for the debt holders. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the effect that the Reverse Split would have on the 880,484,863 shares of Common Stock that were outstanding on March 28, 2003:

COMMON SHARES:
--------------
                                                              PRIOR TO        AFTER 1 FOR 2    AFTER 1 FOR 200
     NUMBER OF SHARES                                          REVERSE           REVERSE            REVERSE
                                                             STOCK SPLIT       STOCK SPLIT        STOCK SPLIT

Common Stock:
 Authorized. . . . . . . . . . . . . . . . . . . . .       900,000,000        900,000,000       900,000,000

Shares Outstanding (1) . . . . . . . . . . . . . . .       880,484,863        440,242,312         4,402,424

Shares Available for Future
 Issuance. . . . . . . . . . . . . . . . . . . . . .        19,515,137        459,757,688       895,597,576

Less Conversion of Convertible Debentures
-----------------------------------------
 Keshet L.P.      ($802,789 Note plus default interest)*    (891,987,778)     (445,993,890)      (4,459,939)
 Keshet Fund L.P. ($146,312 Note plus default interest)     (162,568,889)     ( 81,284,444)      (  812,844)
 Balmore S.A      ($ 31,980 Note plus default interest)     ( 35,533,333)     ( 17,766,666)      (  177,667)
                                                          ---------------     -------------     ------------
         sub-total                                        (1,090,090,000)(2)  (545,045,000)(3)   (5,450,450)(4)

Shares Available for Future
---------------------------
  Issuance . . . . . . . . . . . . . . . . . . . . .      (1,070,574,863)     ( 85,287,312)     890,147,126
  --------

* Default interest rate is 20% per annum of outstanding balance

     (1) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares. Stockholders should recognize that, the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 2 if the reverse is two to one, as adjusted to include New Shares to be issued in lieu of fractional shares.

     While a Reverse Split may result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would be the case in the absence of the Reverse Split.

     The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

     A large number of shares underlying the convertible debentures are available for future sale and the issuance and sale of these shares may depress the market price of our common stock and may cause immediate and substantial dilution to our existing stockholders.

     Furthermore, the number of shares of common stock issuable upon conversion of the convertible debentures may increase if the market price of our stock declines and the sale of the increased number of shares may further adversely affect the market price of our common stock.

     The convertible notes outstanding total $817,570 plus default interest of
     -------------------------------------------------------------------------
     $163,511 (20% per annum) and are held by three parties:
     -------------------------------------------------------

Name of Note               Note    Default   Converted    Percentage
   Holder                 Balance  Interest  into shares   of Shares
                                 (20% annual rate)        outstanding
   Keshet, L.P. *        $668,993  $133,796  891,987,778       101.6%
   ------------------------------------------------------------------
   Keshet Fund L.P. *    $121,927   $24,385  162,568,890        18.5%
   ------------------------------------------------------------------
   Balmore S.A.          $ 26,650    $5,330   35,533,333         4.0%
   ------------------------------------------------------------------

          * Keshet, L.P. and Keshet Fund L.P. are related parties and would be deemed affiliates by virtue of their right to beneficially own greater than 10% of the outstanding common shares of Kaire. Both funds are managed by Keshet Management Limited, located at the Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M1 4L2, United Kingdom. Keshet, L.P., Keshet Fund L.P. and Balmore S.A. are not entitled to convert that amount of the Note a number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note which would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99%. Keshet, L.P., Keshet Fund L.P. and Balmore S.A. may void the conversion limitation upon 75 days prior notice to Kaire or on an Event of Default under the Note. The conversion figures used assume full conversion of the notes.

     An event of default would be as follows:

     The events are as follows: 1) failure to pay any installment of principal or interest for a period of ten days after the due date, 2) breach any material covenant or other term or condition of this note and such breach continues for more than seven days after written notice, 3) if any material misleading representation or warranty made, 4) if Borrower appoints a receiver or trustee for its property, 5) any money judgment entered against the company for more than $100,000 that remains unbonded or unstayed for more than 45 days, 6) any proceeding seeking relief under bankruptcy or any other law against the borrower and such action is not dismissed within 45 days, 7) the company's stock is delisted, 8) the Borrower makes a concession under any one ot more obligations in an aggregate monetary amount in excess of $100,000 9) there is an SEC stop trade order, 10) the company fails to timely deliver common stock to the holder, and 11) company fails to register the underlying stock.

     In the event of a default, Article I of the note provides that a default interest rate of twenty percent per annum shall apply to the amounts owed.

     Upon any of the events of default, the holder has the option to make all sums of unpaid principal and interest immediately due and payable.

     The  convertible  debentures  are  in  default  and  the  calculation  of
     -------------------------------------------------------------------------
outstanding  shares  includes  an  amount  for the default interest rate of 20%.
--------------------------------------------------------------------------------

     (2) Assuming $817,570 of 8% Convertible Debentures plus 20% in default
         ------------------------------------------------------------------
     interest or $981,081 in the aggregate, converted at eighty percent (80%) of
     ---------------------------------------------------------------------------
     the stock price or $0.0009 (i.e. $0.0011 as of May 23, 2003 times 80%
     ---------------------------------------------------------------------
     equals $0.0009 which is divided into $981,081, resulting in 1,090,090,000
     -------------------------------------------------------------------------
     shares of common stock).
     ------------------------

     (3) Assuming $817,570 of 8% Convertible Debentures plus 20% in default
         ------------------------------------------------------------------
     interest or $981,081 in the aggregate, converted at eighty percent (80%)of
     --------------------------------------------------------------------------
     the stock price or $0.0022 (i.e. $0.0011 as of May 23, 2003 times 2 or
     ----------------------------------------------------------------------
     $.0022, to reflect the reverse split, times 80% of the stock price or
     ---------------------------------------------------------------------
     $.0018 which is divided into $981,081, resulting in 545,045,000 shares of
     -------------------------------------------------------------------------
     common stock).
     --------------

     (4) Assuming $817,570 of 8% Convertible Debentures plus 20% in default
         ------------------------------------------------------------------
     interest or $981,081 in the aggregate, converted at eighty percent (80%) of
     ---------------------------------------------------------------------------
     stock price of $0.22 (i.e. $.0011 as of May 23, 2003 times 200 or $.22, to
     --------------------------------------------------------------------------
     reflect the reverse split, times 80% of the stock price or $.18 which is
     ------------------------------------------------------------------------
     divided into $981,081 resulting in 5,450,450 shares of common stock.)
     ---------------------------------------------------------------------

     Stockholders should also recognize that, as indicated in the foregoing table, there would be an increase in the number of shares, which the Company will be able to issue from authorized but un-issued shares of Common Stock for transactions other than debt reduction. The issuance of additional shares may dilute the value of shares held by individual shareholders Kaire has not made any plan, commitment, arrangement, understanding or agreement, written or oral, regarding any issuance of common stock subsequent to the reverse stock split.

                     OTHER INFORMATION REGARDING THE COMPANY

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of March 28, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, and (ii) the Company's one director and one executive officer, who is Steven Westlund.
______________________________________________________________________________

Name and Address                   Shares Beneficially Owned          Percent of
                                                                       Class (1)

Steven R. Westlund                        4,000,000                        0.4%
8135 Clybourn Ave.
Sun Valley, CA     91352

Richard D. McKinley                     250,000,000                       28.3%
18101 Von Karman Avenue
Suite 330
Irvine, CA 92612

Keshet, L.P.                            891,987,778     (2)(4)           101.6%
Ragnall House, 18 Peel Road             ---------------------------------------
Douglas, Isle of Man
1M1 4L2, United Kingdom

Keshet Fund L.P.                        164,068,890     (2)(3)(4)         18.6%
A  New  York  limited  partnership      ---------------------------------------
135  West  50th  Street,  Suite  1700
New  York,  NY  10020

_______________________________________________________________________________

(1) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares of 880,484,863 and the total number of shares owned by each person is calculated as of March 28, 2003.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clark may be deemed a control person of the shares owned by such entity.

(3) The Shares Beneficially Owned by the Keshet Fund, L.P. include the right to purchase 1,500,000 common shares pursuant to a warrant

(4) Includes common shares that would be held by the note holders upon conversion any shares issuable for payment of the 20% default interest rate.

BOARD COMMITTEES

The Board of Directors sole director does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2002, the Board of Directors sole director. Steven Westlund held one meeting.

COMPENSATION OF DIRECTORS

The Company's sole Director is not currently compensated for attendance at Board of Directors meetings.

EXECUTIVE COMPENSATION

The following table lists the name and age of the sole executive officer and director (Steven Westlund) of the Company and the Subsidiary. The director was elected on February 28, 2002 and will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

Name                  Age          Position With the Company
--------------        ---          -------------------------
Steven Westlund        57          Chief Executive Officer and Sole director

Steve Westlund: On April 1, 2000, Mr. Westlund signed a three-year employment agreement (attached hereto as Exhibit 10.36). The agreement calls for Mr. Westlund to be paid a base salary of $8,333.33 per month for the first year of the term. Mr. Westlund's base salary shall increase 15 % per year for the second year and third years, respectively, per the agreement.

Although Mr. Westlund's Employment Agreement states that his salary is to be $8,333.33 per month, his actual pay averaged $ 2,900.00 per month in 2000, and dropped further in 2001, 2002. Thus far in 2003,Mr. Westlund has not been paid. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity.

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM  COMPENSATION
                                                         ------------------------------
                             ANNUAL  COMPENSATION              AWARDS           PAYOUTS
                        -------------------------------  ---------------------  -------
NAME AND                                                RESTRICTED  SECURITIES
PRINCIPAL                                OTHER ANNUAL     STOCK     UNDERLYING   LTIP      ALL OTHER
POSITION          YEAR  SALARY   BONUS  COMPENSATION(1)  AWARD(S)   OPTIONS(#)  PAYOUTS  COMPENSATION
----------------  ----  -------  -----  --------------- ---------   ----------  -------  ------------
Steven Westlund   2002  $35,000      0                0         0            0        0             0
                  2001  $25,750      0                0         0            0        0             0
                  2000  $     0      0                0         0            0        0             0

OPTIONS GRANTED IN LAST FISCAL YEAR

No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

LEGAL PROCEEDINGS

Patent Claim
------------

An individual filed a complaint against us alleging breach of contract and fraud and related business torts related to certain patents that the plaintiff transferred to us. We believe that the plaintiff's claims are without merit. Although we reached a tentative settlement in this matter, the Plaintiff has failed to execute the settlement and the case was dismissed.

Department of Health Services - Medi-Cal Action Against Classic Care Pharmacy
-----------------------------------------------------------------------------

On April 17, 2002 the Department of Health Services ("DHS") notified the management of Classic Care Pharmacy that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number.

The Department of Health Services ("DHS") took this action after having reviewed the prescriptions on record at Classic Care Pharmacy. The DHS stated that they had reviewed thirty-two prescriptions, and that two of the ten prescribing physicians had denied treating the patients and writing the prescriptions. The DHS cited Classic Care Pharmacy for violations of CCR, Title 22, Sec.51476.1,
(a) and 51476.1(a)(2), which states that written prescriptions must contain the name of the prescribing physician and their provider number. Based on its findings the DHS and the Medical Program concluded that Classic Care Pharmacy might have intentionally committed fraud.

Classic Care management retained outside counsel shortly after receiving the DHS notice to review the Department of Health Services findings. After reviewing the supporting DHS material, outside counsel informed Classic Care management that it believed the facts presented by the DHS were inaccurate and that its position was unfounded. Classic Care management and its principle shareholders obtained written affidavits from most of the physicians whose prescriptions had been reviewed by the DHS confirming that they had treated the patients and did prescribe the medications.

On April 29, 2002, outside counsel contacted the DHS to discuss its findings and present the documentation supporting their position. DHS informed outside counsel that they would have to follow the standard appeal process, which normally requires two or more months to complete. Classic Care Pharmacy instructed outside counsel to seek an ex parte temporary restraining order against the DHS for their failure to show cause regarding their actions. On May 8, 2002, in the Superior Court for the state of California, the Court granted Classic Care's ex parte request issuing a preliminary injunction against the DHS and reinstated Classic Care Pharmacy's medical provider number. The Court set May 24, 2002 as the date for the DHS to show cause. On May 24, 2002, the DHS was still not prepared to show cause. The court granted a 30-day extension.

The Classic Care, Inc and Classic Care Pharmacy administrative appeal failed. Once the appeal took place the Superior court could no longer uphold our lack for due process claim and the DHS canceled Classic Care Pharmacy's medical provider number. The justice department has not taken any further action against Classic Care Pharmacy.

Except as otherwise specifically indicated above, we believe that we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2002.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 29, 2003 Steven Westlund was issued a promissory note by Effective Health for $2,500 for funds advanced to the company. The note was due in thirty days. The note is still outstanding.

On December 16, 2002 Steven Westlund was issued a promissory note by Effective Health for $8,500 for funds advanced to the company. The note was due in thirty days. The note is still outstanding.


         THE APPOINTMENT OF POHL, MCNABOLA & BERG AS AUDITORS FOR KAIRE
                                  HOLDINGS INC.


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     The Board of Directors of the Company has selected Pohl, McNabola, Berg &
Company LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2003. Pohl, McNabola, Berg & Company LLP has served in this capacity since December 31, 1998.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.
                                  ------------------

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                                    By Order of the Board of Directors

                                    /s/ Steven Westlund
                                       ----------------
                                        Steven Westlund, Chief Executive
                                        Officer and Sole director

June 20, 2003
Sun Valley, California


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                                    EXHIBIT A

                               KAIRE HOLDINGS INC.

          NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

TO: ALL STOCKHOLDERS

1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Kaire Holdings Inc., by written consent dated March 28, 2003 have duly adopted the following resolution:

     "a resolution approving an amendment to the Corporation's Certificate of Incorporation, as amended, to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock and the approval of Pohl, McNabola, Berg & Company LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2003 .


DATE: June 20, 2003


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